UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 18, 2006

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction	(Commission File Number)	(IRS Employer I.D. No.)
of incorporation)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3 – Securities and Trading Markets

Item 3.03               Material Modification to Rights of Security Holders

Today Inland Retail Real Estate Trust, Inc. (the “Company” or “we”) announced that we have amended and restated in its entirety our Share Repurchase Program (the “SRP”) effective as of February 7, 2006.  The amended SRP affects our shares of common stock, par value $0.01 per share.  Under the SRP, shareholders may be able to sell their shares to us from time to time at a fixed purchase price of $10.50 per share.  Attached to this Current Report on Form 8-K as Exhibit No. 99.1 is a copy of the SRP, which is hereby incorporated into this filing in its entirety.

Today we announced that we have amended and restated in its entirety our Distribution Reinvestment Program (the “DRP”) effective as of the distribution payment date of February 7, 2006.  The amended and restated DRP affects our shares of common stock, par value $0.01 per share.  Under the DRP, a shareholder may acquire from time to time, additional shares of our stock by reinvesting cash distributions payable by us to such shareholder, without incurring any brokerage commission, fees or service charges.  The price at which additional shares of our stock may be acquired under the DRP is fixed at $10.50 per share.  Attached to this Current Report on Form 8-K as Exhibit No. 99.2 is a copy of the DRP, which is hereby incorporated into this filing in its entirety.

Section 8 – Other Events

Item 8.01               Other Events

In order for qualified plans to properly report account values as required by the Employee Retirement Income Security Act, as amended (ERISA), we provide an estimated share value on an annual basis.  As of December 31, 2005, the annual statement of estimated value for shareholders subject to ERISA for our shares was estimated to be $11.00 per share.

The annual statement of estimated value for shareholders subject to ERISA and to certain other plan shareholders is only an estimate and may not reflect the actual value of our shares.  The annual statement of estimated value is based on the estimated value of each share of common stock based as of the close of our fiscal year.  Management, in part, relied upon third party sources and advice in arriving at this estimated value.  No independent appraisals on the particular value of our shares was obtained and the value is based upon an estimated fair market value as of the close of our fiscal year.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided.  We cannot assure that:

•                  this estimate of value could actually be realized by us or by our shareholders upon liquidation;

•                  shareholders could realize this estimate of value if they were to attempt to sell their shares of common stock;

•                  this estimate of value reflects the price or prices which our common stock would or could trade if it was listed on a national stock exchange or included for quotation on a national market system; or

•                  the annual statement of value complies with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(c)

Exhibit Number	Description

99.1	Amended and Restated Share Repurchase Program of Inland Retail Real Estate Trust, Inc.
99.2	Amended and Restated Distribution Reinvestment Program of Inland Retail Real Estate Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer, Chief Operating Officer and President

Date:	January 18, 2006